UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 6, 2010

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement.

In a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2010,  we announced that our subsidiary, Global Telecom & Technology Americas, Inc. had entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated December 31, 2009, to acquire certain assets of Capital Growth Systems, Inc. (“CGSI”), Global Capacity Group, Inc. (“GCG”) and Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC) (“Vanco” and together with CGSI and GCG, “Global Capacity”).  The Purchase Agreement provided that the closing of the acquistion of the assets from Global Capacity was subject to certain conditions, including an obligation of Global Capacity to obtain consents from  the Federal Communications Commission and certain of its customers, suppliers and creditors on or before April 30, 2010.  Global Capacity was not able to obtain all of the necessary consents, and on May 1, 2010 Global Capacity delivered to us a notice terminating the Asset Purchase Agreement.

Item 2.03                      Creation of a Direct Financial Obligation.

In a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2010,  we announced that we had completed an offering of Units (as described below) that provided $5.0 million of proceeds to us.  Each Unit consisted of (a) 2,970 shares of the our common stock, par value $0.0001 per share (the “Common Stock”), and (b) $7,000 in principal amount of our subordinated promissory notes due February 8, 2012 (the “Notes”).  The proceeds of the Units were intended to finance the Global Capacity acquisition, and the subscription agreement with respect to the Units provided that if the Asset Purchase Agreement were terminated then at such time the Notes and the Common Stock would be cancelled and we would return to the investors the purchase price paid by them for the Units.

Due to the termination of the Asset Purchase Agreement, we are now obligated to cancel the Units and to refund the $5.0 million of proceeds from the sale of the Units.  A refund will not adversely impact us, however, because the proceeds were restricted pending completion of the Global Capacity acquisition.

In addition, certain investors in the Units have expressed to us an interest in retaining some or all of their investment in the Units notwithstanding the termination of the Asset Purchase Agreement.  Based upon these expressions of interest, we will permit each of the investors to elect whether to retain all or any portion of such investor’s Units by executing and delivering to us an amendment to their respective subscription agreements in the form attached hereto as Exhibit 10.1.  However, we cannot provide any assurance that any of the investors will, in fact, elect to retain all or any portion of their investment in the Units.  To the extent any of the investors retain all or any portion of their investment in the Units, our payment obligation with respect to cancellation of the Units will be reduced by a corresponding amount.

 Item 8.01.                       Other Events.

On May 3, 2010, we issued a press release announcing the termination of the Asset Purchase Agreement.  A copy of the  press release is attached hereto as Exhibit 99.1.

 Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

10.1	Form of Amendment No.2 to Unit Subscription Agreement

99.1	Press Release dated May 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

Exhibits

10.1	Form of Amendment No.2 to Unit Subscription Agreement

99.1	Press Release dated May 3, 2010.